Exhibit 10.16

SPINOFF AGREEMENT

THIS SPINOFF AGREEMENT (this “Agreement”), dated as of December 7, 2010, is made by and between Eclips Media Technologies, Inc., a Delaware corporation (“Company”), SD Acquisition Corp., a New York corporation (“SD”),  Brand Interaction Group, LLC (“Brand”), a New Jersey limited liability company, Eric Simon (“Simon”) and each of the individuals listed under the heading “Lenders” on Exhibit A annexed hereto (“collectively, “Lenders”).

RECITALS

A.           Company owns 100 shares of common stock, par value $0.001 per share (the “Shares”), of SD, which Shares constitute, as of the date hereof, all of the issued and outstanding capital stock of SD.

B.           Brand and Simon collectively hold 30,000,000 shares of common stock, par value $0.0001 per share, of Company (the “Company Shares”), which constitute all of the Company Shares owned by each of Brand and Simon, and Brand and Simon (either directly or through such record owner of Company Shares) have agreed to transfer and convey to Company such shares for cancellation (the “Cancellation”), which Company Shares were acquired pursuant to an Asset Purchase Agreement dated as of June 21, 2010 by and between the Company, SD and Brand (the “APA”) and the Employment Agreement (as hereinafter defined) between the Company and Simon .

C.           Lenders previously provided funds to Brand, which loans were assumed by the Company upon the closing of the APA.

D.           1. Company, SD and Simon desire to terminate the APA and the Employment Agreement, rescind and cancel the issuance of all Company Shares and transfer, assign and convey to Brand all of the Shares of SD;

2. The following revenues from the Fantasy Football SUPERDRAFT event held August 25, 2010 – August 28, 2010 in Las Vegas, Nevada, will immediately be paid to the Lenders by Brand and/or SD once received (the “Receivables”):

$37,500 from Yahoo; and

$45,000 from Carl’s Jr. sponsorship.

3. Brand and Lenders will enter into a six (6) month promissory note for $95,000, payable in six (6) equal monthly installments on the first day of each succeeding calendar month in the amount of $15,833.33 (the “Monthly Installments”), with the first payment due in 45 days of Closing (as hereinafter defined)(the “Note”) (the Note and the Receivables, collectively, the “Debt”), plus accrued interest at a rate of six (6%) percent per annum.  Any Monthly Installments not paid within five (5) days of its due date will incur a five (5%) percent penalty of the amount of the payment, and the balance unpaid shall be immediately accelerated.

E.           Company consents to the foregoing payment arrangements under which Company debt owed to Lenders may be, in whole or in part, extinguished and upon repayment Lenders shall release Company from any and all obligations with respect to the principal amount of the Debts in fact paid.

F.           Company, SD, Simon, Lenders and Brand each desire to release the other from all claims and liabilities associated with the foregoing and the APA, the Employment Agreement and any and all matters arising from their relationship thereunder, except for the obligations of Brand as to the Receivables and under the Note and the obligations of Company to Lenders, net of any payments made by Brand and/or SD.

G.           In connection with the Cancellation, Brand wishes to acquire from Company, and Company wishes to transfer to Brand, the Shares, upon the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

1.           Purchase and Sale of Stock.

(a)           Purchased Shares. Subject to the terms and conditions provided below, Company shall sell and transfer to Brand and Brand shall purchase from Company, on the Closing Date (as defined in Section 2), all of the Shares in such amounts as are set forth on Schedule I, annexed hereto.

(b)           Purchase Price.  The purchase price for the Shares shall be: (i) the irrevocable transfer and delivery by Brand to Company of the Company Shares; and (ii) the amounts, interests, agreements and payments provided for as described in Paragraph D in the preambles hereto.  The conveyance by Mr. Simon of his Company Shares back to the Company is in consideration of the releases provided to him later in the Agreement.

(c)           Additional Agreements.  As an additional inducement to the sale of the Shares to Brand, and as a condition thereto, the parties agree that the following additional agreements shall be effective as of the date hereof:

I. immediate termination with respect to any and all agreements and understandings with respect to Simon and/or Brand, including, without limitation, the APA and that certain employment agreement dated as of June 21, 2010 (the “Employment Agreement”) and any ancillary or additional agreements with the Company or SD executed in connection therewith or involving or relating to the acquisition of the Brand business or the employment of Simon, or his holding of any office or position with the Company and the immediate resignation from all offices and positions of Simon from the Company and its subsidiaries.  Notwithstanding anything herein to the contrary, the transfer or assignment of any assets from Brand and/or Simon to SD shall survive termination of the APA and the Employment Agreement, provided, however, Company makes no represenations or warranties with respect thereto and Brand accepts such assigment “as is”; and

II. the Company waives any and all lock up agreements in regards to the Company Shares in order to effectuate the transfers contemplated herein.

(2)           Closing.

(a)           Time for Closing.  The closing of the transactions contemplated in this Agreement (the “Closing”) are subject to following conditions (the “Closing Conditions”) being met (which closing conditions may be waived solely by the Company) on the date hereof (the “Closing Date”):

(i)  The receipt by Company of the certificates representing all Company Shares issued to  Simon and any third party, together with stock powers medallion guaranteed attached, and cancellation of any and all options, rights, agreements and understandings of  Simon and any third party as to any future issuances or funding of  Simon (including, without limitation, any stock options or stock issuable under any employment, compensation, incentive or other plan or agreement), including, without limitation, pursuant to the Employment Agreement or the APA;

(ii) approval of the Closing and to cancellation and retirement of the Company Shares by the Board of Directors of Company;

(iii)  release of the Company of any and all liabilities, claims and obligations by the Lenders as provided in the preambles hereto: and

(iv)  all matters related to this Agreement and the actions contemplated hereunder shall be acceptable to the Company, and counsel to the Company, the Lenders, in their sole and absolute discretion.

(b)           Transfer of Shares. At the Closing, Company shall deliver to Brand certificates representing the Shares, duly endorsed to Brand or as directed by Brand, which delivery shall vest Brand with good and marketable title to all of the issued and outstanding shares of capital stock of SD, free and clear of all liens and encumbrances.

(c)  Payment of Purchase Price. At the Closing, each of Brand and Simon shall deliver to Company a certificate or certificates representing the Company Shares duly endorsed to Company, which delivery shall vest Company with good and marketable title to the Company Shares to be cancelled, free and clear of all liens and encumbrances.  The secretary of the Company is hereby appointed with full power of attorney to record on the transfer books of the Company the transfer and cancellation of the Company Shares delivered to Company, at the Closing.

3.           Representations and Warranties of Company. Company represents and warrants to Brand as of the date hereof as follows:

(a)           Corporate Authorization; Enforceability. The execution, delivery and performance by Company of this Agreement is within its corporate powers and has been duly authorized by all necessary corporate action on the part of Company. This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b)           Governmental Authorization. The execution, delivery and performance by Company of this Agreement requires no consent, approval, Order, authorization or action by or in respect of, or filing with, any Governmental Authority.

(c)           Non-Contravention; Consents. The execution, delivery and performance by Company of this Agreement and the consummation of the transactions contemplated hereby do not (i) violate the certificate of incorporation or bylaws of Company or (ii) violate any applicable Law or Order.

(d)           Capitalization. As of the date hereof, Company owns the Shares, which shares represent 100% of the authorized, issued and outstanding capital stock of SD. The Shares are duly authorized, validly issued, fully-paid, non-assessable and free and clear of any Liens.

(e)           SD.

(i)           all SD operations, financial and contractual obligations, and actions of SD directors and officers (other than Simon) are reflected in the books and records of SD, copies of which have been delivered to Brand;

(ii)           SD has cash necessary to satisfy all of SD’s tax obligations to governmental authorities; and

(iii)           SD has made all tax payments required to governmental authorities, including payroll taxes.  Simon has not been in possession of books and records of SD, including the checkbook or general ledger of SD.

         4.           Representations and Warranties of Brand. Brand represents and warrants to Company as of the date hereof as follows:

(a)           Enforceability. The execution, delivery and performance by Brand of this Agreement are within Brand’s powers. This Agreement has been duly executed and delivered by Brand and constitutes the valid and binding obligation of Brand, enforceable against Brand in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

(b)           Governmental Authorization.  The execution, delivery and performance by Brand of this Agreement requires no consent, approval, Order, authorization or action by or in respect of, or filing with, any Governmental Authority.

(c)           Non-Contravention; Consents.  The execution, delivery and performance by Brand of this Agreement, and the consummation of the transactions contemplated hereby do not violate any applicable Law or Order.

(d)           Purchase for Investment.  Brand is financially able to bear the economic risks of acquiring an interest in SD and the other transactions contemplated hereby, and has no need for liquidity in this investment. Brand has such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of SD, so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Shares. Brand is acquiring the Shares solely for their own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration is available. Brand has (i) received all the information they have deemed necessary to make an informed investment decision with respect to the acquisition of the Shares, (ii) had an opportunity to make such investigation as they have desired pertaining to SD and the acquisition of an interest therein, and to verify the information which is, and has been, made available to them and (iii) had the opportunity to ask questions concerning SD. Brand has received no public solicitation or advertisement with respect to the offer or sale of the Shares.

Brand realizes that the Shares are “restricted securities” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, the resale of the Shares is restricted by federal and state securities laws and, accordingly, the Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. Brand understands that any resale of the Shares by them must be registered under the Securities Act (and any applicable state securities law) or be effected in circumstances that, in the opinion of counsel for SD at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). Brand acknowledges and consent that certificates now or hereafter issued for the Shares will bear a legend substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(1) OF THE SECURITIES ACT AND RULE 144 THEREUNDER). AS A PRECONDITION TO ANY SUCH TRANSFER, THE ISSUER OF THESE SECURITIES SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY

THERETO THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS.

Brand understands that the Shares are being sold to them pursuant to the exemption from registration under the Securities Act and that Company is relying upon the representations made herein as one of the bases for claiming the availability of such exemption.

(e)           Title to Company Shares.  Brand is the sole record and beneficial owner of the Company Shares. At Closing, Brand will have good and marketable title to the Company Shares, which Company Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Company, except for restrictions on transfer as contemplated by applicable securities laws.

(f)           Securities Law Restrictions.  Brand acknowledges that it is aware the federal securities laws restrict parties in possession of material non-public information to refrain from all transactions in the securities of Company until public announcement of such material non-public information.  Accordingly, Brand, on its own behalf and on behalf of its affiliates and others who will have knowledge of the terms of this Agreement, shall refrain from affecting any transactions in securities of Company, other than pursuant to this Agreement.

         5.           Indemnification and Release.

(a)           Indemnification of the Company.  Brand, (the “Indemnitor”) covenants and agrees to indemnify, defend, protect and hold harmless Company, and its officers, directors, employees, stockholders, agents, representatives and affiliates (collectively, together with Company, the “Company Indemnified Parties”) at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim (collectively, “Losses”), incurred by any Company Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of Brand set forth herein or in certificates delivered in connection herewith, (ii) any breach or nonfulfillment of any covenant or agreement on the part of Brand, Simon or SD under this Agreement or (iii) any debt, liability or obligation of SD Brand or Simon, whether incurred or arising prior to the date hereof or after.

(b)           Third Party Claims.

(i)           If any claim or liability (a “Third-Party Claim”) should be asserted against any of the Company Indemnified Parties (the “Indemnitee”) by a third party after the Closing for which the Indemnitor has an indemnification obligation under the terms of Section 5(a), then the Indemnitee shall notify Brand within ten (10) days after the Third-Party Claim is asserted by a third party (said notification being referred to as a “Claim Notice”) and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Third-Party Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitor. If the Indemnitor agrees to assume the defense of any Third-Party Claim in writing within twenty (20) days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitor shall be entitled to control the conduct of such defense, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitor. Except as provided in this sentence and in subsection (ii) below, both the Indemnitor and the Indemnitee must approve any settlement of a Third-Party Claim, provided however, in the event that Indemnitor has assumed the defense of such Third-Party Claim and is solely liable for any for the payment and performance of any settlement then only the Indemnitor must approve any settlement of a Third-Party Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is  prejudiced by such failure.

(ii)           If the Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within twenty (20) days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim, in its sole discretion, on such terms as it may deem appropriate. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim. If no settlement of such Third-Party Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

(c)           Non-Third-Party Claims. Upon discovery of any claim for which the Indemnitor has an indemnification obligation under the terms of this Section 5 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Brand of such claim and, in any case, shall give Brand such notice within twenty (20) days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Brand shall not excuse Indemnitors from any indemnification liability except to the extent that Indemnitors are  prejudiced by such failure.

       (d)  Indemnification of SD and Brand.   The Company covenants and agrees to indemnify, defend, protect and hold harmless SD, Brand, and their officers, directors, employees, stockholders, agents, representatives and affiliates (collectively, together with SD and Brand,the “SD and Brand Indemnified Parties”) at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim of any SD and Brand Indemnified Party (collectively, “SD and Brand Losses”), incurred by any SD and Brand Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of Company set forth herein or in certificates delivered in connection herewith (ii) any breach or nonfulfillment of any covenant or agreement on the part of Company under this Agreement or (iii) any debt, liability or obligation of Company unrelated to the business of SD, whether incurred or arising prior to the date hereof or after.

(e)           SD Third Party Claims.

(i)           If any claim or liability (a “SD Third-Party Claim”) should be asserted against any of SD Indemnified Parties (the “SD Indemnitee”) by a third party after the Closing for which the Company has an indemnification obligation under the terms of Section 6(d), then SD Indemnitee shall notify the Company within ten (10) days after SD Third-Party Claim is asserted by a third party (said notification being referred to as a “Company Claim Notice”) and give the Company a reasonable opportunity to take part in any examination of the books and records of SD Indemnitee relating to such Third-Party Claim and to assume the defense of such SD Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend SD Indemnitee and/or settle SD Third-Party Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any SD Third-Party Claim shall be borne by the Company. If the Company agrees to assume the defense of any SD Third-Party Claim in writing within twenty (20) days after the Company Claim Notice of such SD Third-Party Claim has been delivered, through counsel reasonably satisfactory to SD Indemnitee, then the Company shall be entitled to control the conduct of such defense, and shall be responsible for any expenses of SD Indemnitee in connection with the defense of such SD Third-Party Claim so long as the Company continues such defense until the final resolution of such SD Third-Party Claim. The Company shall be responsible for paying all settlements made or judgments entered with respect to any SD Third-Party Claim the defense of which has been assumed by the Company. Except as provided in this Section and in subsection (ii) below, both the Company and SD Indemnitee must approve any settlement of a SD Third-Party Claim, provided however, in the event that Company has assumed the defense of such Third-Party Claim and is solely liable for any for the payment and performance of any settlement then only the Company must approve any settlement of a SD Third-Party Claim.  A failure by SD Indemnitee to timely give the Company Claim Notice shall not excuse Company  from any indemnification liability except only to the extent that the Company is  prejudiced by such failure.

(ii)           If the Company shall not agree to assume the defense of any SD Third-Party Claim in writing within twenty (20) days after the Company Claim Notice of such SD Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such SD Third-Party Claim, then SD may defend against such SD Third-Party Claim in such manner as it may deem appropriate and SD may settle such SD Third-Party Claim, in its sole discretion, on such terms as it may deem appropriate. The Company shall promptly reimburse SD Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by SD Indemnitee in connection with the defense or settlement of such SD Third-Party Claim. If no settlement of such SD Third-Party Claim is made, then the Company shall satisfy any judgment rendered with respect to such SD Third-Party Claim before SD is required to do so, and pay all expenses, legal or otherwise, incurred by SD in the defense against such SD Third-Party Claim.

(f)           SD Non-Third-Party Claims. Upon discovery of any claim for which the Company has an indemnification obligation under the terms of this Section 6 which does not involve a claim by a third party against SD Indemnitee, SD Indemnitee shall give prompt notice to the Company of such claim and, in any case, shall give the Company such notice within twenty (20) days of such discovery. A failure by SD Indemnitee to timely give the foregoing notice to the Company shall not excuse Company from any indemnification liability except to the extent that SD Indemnitors are  prejudiced by such failure.

(g)           Simon, SD and Brand Release.  Simon, SD and Brand, on behalf of themselves and their Related Parties, hereby release and forever discharge Company and its individual, joint or mutual, past and present representatives, Affiliates, officers, directors, employees, agents, attorneys, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a “Company Releasee” and collectively, “Company Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Simon, SD and/or Brand or any of the Brand Related Parties now have or have ever had against any Company Releasee, provided, however, that notwithstanding anything herein to the contrary, such release shall not be deemed to include any claims that may be asserted by any third parties other than Simon, SD, Brand, or any of their Related Parties. Simon, SD and Brand hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Company Releasee, based upon any matter released hereby. “Brand Related Parties” shall mean, with respect to Brand, (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with Brand, (ii) any Person in which Brand holds a Material Interest or (iii) any Person with respect to which Brand serves as a general partner or a trustee (or in a similar capacity). Notwithstanding anything to the contrary herein, this release shall not release the Company from any obligations or agreements contained in this Agreement and does not apply to indemnification obligations of the Company provided by statute or the Company’s bylaws.

(h)    Company and Lender Release.  The Company and Lenders, on behalf of itself and its Related Parties, hereby releases and forever discharges Simon, Brand, and SD and its individual, joint or mutual, past and present representatives, Affiliates, officers, directors, employees, agents, attorneys, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a “SD Releasee” and collectively, “SD Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Company or any of the Company Related Parties now have or have ever had against any SD Releasee, provided, however, that notwithstanding anything herein to the contrary, such release shall not be deemed to include any claims that may be asserted by any third parties other than the Company or any of its Related Parties. Company hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any SD Releasee, based upon any matter released hereby. “Company Related Parties” shall mean, with respect to Company, (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with Company, (ii) any Person which holds a Material Interest in Company or (iii) any person with respect to which the Company serves as a general partner or trustee (or in a similar capacity). Notwithstanding anything to the contrary herein, this release shall not release Simon, SD or Brand from any obligations or agreements contained in this Agreement.  SD Brand or Simon will have no further obligations to the Lenders other than the obligations contained in this Agreement and Brand’s obligations under the Note

    6.           Assumption of Liabilities.

(a)  Liabilities Assumed by SD.  SD hereby acknowledges it is solely liable for and agrees to pay for the following liabilities:

(i) any and all obligations incurred by Simon on behalf of SD;

(ii) any and all agreements, understandings and obligations with Katalyst Media and/or Ashton Kutscher obligations; and (iii) defense costs and costs of settlement of each of the foregoing.

(b)  Liabilities Assumed by the Company. The Company herby agrees to be liable for and pay for the following liabilities:

(i) all claims and amounts paid or payable to or in respect of any Company dispute with any of the Lenders and any other business or operations unrelated to SD, BIG or Simon; and

(ii) defense costs and costs of settlement of each of the foregoing.

     7.   Mutual Confidential Information.  The Company, on behalf of itself and its Related Parties, on the one hand, and Simon, SD and Brand on the other hand, each agree to hold in confidence and not to reveal, report, publish, disclose or transfer, directly or indirectly, any of the Confidential Information of the other party to any third party or use any of the Confidential Information, including the terms and existence of this Agreement, except as otherwise required by law.  Upon the request of the other party each of the parties will promptly return all confidential Information (in any media), including any copies as well as all materials (in any media) which contain or embody Confidential Information, and, with respect to abstracts or summaries of Confidential Information that Company may have made, Company and SD will destroy such abstracts or summaries and will provide a written declaration from an authorized officer certifying that it has done so.  Notwithstanding the above, the parties agree that disclosures will need to be made to accountants and other professionals, or for purposes of enforcing the terms of the Agreement.

       8.    Non-Disparagement.   The parties hereto agree that they will not make any disparaging or misleading comments about each other, and will not discuss each with any third-part in any negative light.

    9.     Future Cooperation. The parties agree to provide reasonable cooperation with respect to each other with respect to providing information that may be needed in connection with the tax or reporting obligations with the Securities and Exchange Commission.
       10.           Definitions. As used in this Agreement:

(a)           “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person. For the purposes of this definition, “Control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing;

       (b)           “Confidential Information” shall mean any information or materials in oral, written, pictorial, magnetic, graphic or maintained or transferred in any other media, which has been  disclosed by Simon, SD or Brand to the Company, or Company to Simon SD or Brand, or any Lender, relating to Simon, SD, Brand, Company or Lender  or their respective products, services, or operations. Confidential Information shall not include any information which (a) at the time of its disclosure or thereafter is generally available to and known to the public other than as a result of a disclosure by the disclosing party its representatives in breach of this Agreement (b) was or becomes available  on a non-confidential basis from a source other than the disclosing party or its representatives, (c) is shown by written dated records (or any other documentary media) to have been independently acquired or developed without breaching this Agreement, (d) is shown by written dated records (or any other documentary media) to have been lawfully in the possession of the disclosing party prior to disclosure, or (e) if compelled by court or government action pursuant to applicable law to disclose such information, provided, however, that party gives prompt notice thereof so that the non-disclosing party may seek a protective order or other appropriate remedy.

(c)           “Governmental Authority” means any domestic or foreign governmental or regulatory authority;

(d)           “Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, Permit, license, policy or rule of common law;

(e)           “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person will be deemed to own, subject to a Lien, any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset;

(f)           “Material Interest”  means mean direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

       (g)           “Order” means any judgment, injunction, judicial or administrative order or decree;

(h)           “Permit” means any government or regulatory license, authorization, permit, franchise, consent or approval; and

(i)           “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

       11.           Miscellaneous.

(a)           Counterparts. This Agreement may be signed in any number of counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

(b)           Amendments and Waivers.

(i)           Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(ii)           No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

(c)           Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer (including by operation of Law) any of its rights or obligations under this Agreement without the consent of each other party hereto.

(d)           No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto, those referenced in Section 5 above, and such permitted successors and assigns, any legal or equitable rights hereunder.

(e)           Governing Law. This Agreement is governed by the laws of New York without regard to its conflict of law provisions, and shall inure to the benefit of and be binding upon the successors, assigns, heirs and personal representatives of the parties hereto.  Each party hereto hereby irrevocable submits to the personal jurisdiction of the state and federal courts located within the City and State of New York with respect to any action, suit or proceeding relating to or arising from this Agreement.  Each party hereto irrevocably waives (i) any claim or defense based upon improper venue or inconvenient forum with respect to any action, suit or proceeding brought in any such court and (ii) the right to trial by jury in any action, suit or proceeding relating to or arising under this Agreement. Each party waives personal service of process and consents to the service of process by the manner set forth in the Notices section, below, in addition to any other method of service of process permitted by applicable law. The Parties agree that the remedies at law for any breach by the other party of the provisions of this Agreement will be inadequate and that the damages flowing from any such breach are not readily susceptible to being measured in monetary terms.  Accordingly, upon breach of any legally enforceable provision of this Agreement the Parties shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach.  Nothing in this Agreement shall be deemed to limit the remedies at law or in equity available to the Parties for any breach or failure to deliver the Company Shares.

       (f)           Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

(g)           Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Agreement.

(h)           Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remainder of the provisions of this Agreement (or the application of such provision in other jurisdictions or to Persons or circumstances other than those to which it was held invalid, illegal or unenforceable) will in no way be affected, impaired or invalidated, and to the extent permitted by applicable Law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable. This provision will be interpreted and enforced to give effect to the original written intent of the parties prior to the determination of such invalidity or unenforceability.

(i)           Notices.  Any notice, request or other communication hereunder shall be given in writing and shall be served either personally, by overnight delivery or delivered by mail, certified return receipt and addressed to the addresses for such parties contained in the APA and the Employment Agreement, or if to Lenders to the last known address for Lenders.

[Signature Page Follows]

[SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, effective as of the date first above written.

                                “COMPANY”

ECLIPS MEDIA TECHNOLOGIES, INC.

By:	/s/ Glenn Kesner
Name: Glenn Kesner
Title: Chief Executive Officer

SD ACQUISITION CORP.

By:	/s/ Eric Simon
Name: Eric Simon
Title: Chief Executive Officer

                               “BUYER”

BRAND INTERACTION GROUP, INC.

By:	/s/ Eric Simon
Name: Eric Simon
Title: Chief Executive Officer

/s/ Eric Simon
Eric Simon

                               “LENDERS”

/s/ Michael Brauser
Michael Brauser

/s/ Barry Honig
Barry Honig